                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
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Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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
                                                                  April 15, 1999

Dear Stockholder:

The annual meeting of the stockholders of Network Six, Inc. will be held on Wednesday, May 19, 1999 at 3:00 p.m. at the Radisson Airport Hotel, 2081 Post Road, Warwick, Rhode Island, 02886.

Please sign and return the enclosed proxy at your earliest convenience indicating on the bottom of the proxy if you plan to attend the meeting in person.

The following material is enclosed for your review and action:

    - Notice of the Annual Meeting

    - Proxy Statement

    - Proxy

    - Return Envelope

    - Annual Report

We hope to see you at the annual meeting. Thank you for your support of Network Six, Inc.

                                          Sincerely,
                                          Kenneth C. Kirsch
                                          Chairman, President and Chief
                                          Executive Officer

                               NETWORK SIX, INC.
                               475 KILVERT STREET
                               WARWICK, RI 02886
                                 (401) 732-9000
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

TO OUR STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("the Meeting") of Network Six, Inc., (the "Company"), will be held at 3:00 p.m. local time on May 19, 1999, at the Radisson Airport Hotel, 2081 Post Road, Warwick, Rhode Island, for the following purposes:

    1. To elect the following Directors of the Company: Kenneth C. Kirsch; Ralph O. Cote; Nicholas R. Supron, and Peter C. Wallace.

    2. To approve a non-qualified stock option to purchase 50,000 shares of the Company's Common Stock issued to Kenneth C. Kirsch in 1998.

    3. To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

    The accompanying Proxy Statement contains information regarding matters to be considered at the Meeting. For the reasons outlined therein, the Board of Directors recommends a vote "FOR" the matters being voted upon.

    YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED.

                                          By Order of the Board of Directors,
                                          Kenneth C. Kirsch
                                          Chairman, President and Chief
                                          Executive Officer

Warwick, Rhode Island
April 15, 1999

                               NETWORK SIX, INC.
                                PROXY STATEMENT
                                    FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to the holders of the Common Stock and the holder of the Series A Convertible Preferred Stock ("Convertible Preferred Stock") of Network Six, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Stockholders to be held on May 19, 1999, and any adjournments or postponement thereof (the "Meeting").

    The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made the proxies will be voted:

    1. To elect the following Directors of the Company: Kenneth C. Kirsch; Ralph O. Cote; Nicholas R. Supron and Peter C. Wallace.

    2. To approve a non-qualified stock option to purchase 50,000 shares of the Company's Common Stock issued to Kenneth C. Kirsch in 1998.

    3. To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

    Only the holders of Common Stock and Convertible Preferred Stock of record at the close of business on April 1, 1999 will be entitled to vote at the Meeting. On March 31, 1999, 780,156 shares of Common Stock and 714,285.71 shares of Convertible Preferred Stock were outstanding. The Preferred Stock converts four shares into one share of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting. Holders of shares of Preferred Stock are entitled to one vote for every four shares held by them on each matter to be voted upon at the Meeting. A majority of shares entitled to vote is required to be represented at the Meeting to constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and subject the Company to additional expense. It is the Company's policy to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting and to disregard abstentions and broker non-votes in determining results on proposals requiring a majority vote.

    The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, or by telephone, facsimile transmission or other means of communication. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

    The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 15, 1999.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The first proposal for stockholder consideration is election of the nominees shown below as Directors of Network Six, Inc. to serve until the next annual meeting of the Company.

    The four Directors are elected by the affirmative vote of a majority of the Common Stock entitled to vote thereon, represented by person or proxy, at the Annual Meeting when a quorum is present. The holders of the Convertible Preferred Stock are entitled to vote as a class for the election of two Directors. The holders of convertible preferred stock have elected not to have a representative on the Board of Directors at this time.

    Each of the nominees for Director is presently a Director of the Company. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.

NOMINEES

    The following sets forth, as of the date hereof, information concerning the four nominees for election as Directors of the Company.

    KENNETH C. KIRSCH. Mr. Kirsch, 45, has been a Director since December 1995 when he was named President of the Company. Mr. Kirsch was appointed Chief Executive Officer on April 3, 1996 and was elected Chairman in January 1996 by the Board of Directors. From August 1995 until December 1995, he served as Vice President of Sales and Marketing for the Company. From February 1994 until August 1995, Mr. Kirsch was Vice Chairman and Chief Operating Officer of VideoBridge International Corp., a videoconferencing services company. From May 1983 until February 1994, Mr. Kirsch held a number of senior management positions at GTECH Corporation, the leading supplier of on-line lottery systems to state and federal governments worldwide.

    RALPH O. COTE. Mr. Cote, 67, has been a Director of the Company since November 1998. Mr. Cote was Sr. Vice President, Information Technology, for Commercial Union, a leading global insurance company, where he had worked since 1979. Most recently, Mr. Cote was responsible for information systems, computing and telecommunications networks for Commercial Union's North American operations.

    NICHOLAS R. SUPRON. Mr. Supron, 43, has been a Director since May 1996. Mr. Supron is a private investor. Mr. Supron was an executive with GTECH Corporation from 1984 until February 1999, serving as Senior Vice President, Worldwide Operations, Vice President, Latin America Sales and Operations, Director of Marketing, Director of Product Management, and Senior Business Consultant. Mr. Supron previously worked for Tenneco, General Motors, and Brown and Root.

    PETER C. WALLACE. Mr. Wallace, 57, joined the Board in April of 1999. From 1990 to 1998, Mr. Wallace was Vice President, ITT World Directories, where he was responsible for business development in a number of international locations. From 1985-1990, Mr. Wallace was Senior Vice President for GTECH Corporation with responsibilities in Sales and Operations. Previously, Mr. Wallace was Founder and Chief Operating Officer of Network Dynamics, Inc., a developer of decision support software, and Chairman and CEO of Electrowatt Holdings, Inc., the US subsidiary of a large Swiss concern.

CERTAIN BOARD INFORMATION

    Since last year's annual meeting of stockholders on May 20, 1998, the Board of Directors has held five meetings. All Directors attended all such meetings or approved all the actions of the Board of Directors. All Directors attended all meetings of Board committees of which they were members.

    The Board of Directors has two committees: (i) the Audit Committee; and (ii) the Compensation and Option Committee.

    The Audit Committee is authorized by the Board to review, with the Company's independent public accountants, the annual financial statements of the Company prior to publication; to review the work of, and approve non-audit services performed by, such independent accountants; and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. During December 1998, its members were Messrs. Dutton and Supron. Effective December 15, 1998 the audit committee members were Messrs. Supron and Cote. The Audit Committee held a meeting earlier in 1999 to review the Company's 1998 financial statements and to consider other financial and accounting matters. The Audit Committee also held one meeting in early 1998 to review the 1997 financial statements.

    The Compensation and Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company. The Compensation and Option Committee also administers the Company's bonus and stock option plans. Its members during 1998 and up until Mr. Dutton's resignation from the Board, were Messrs. Supron and Dutton. It held seven meetings since last year's Annual Meeting of Stockholders. Its current members are Messrs. Supron and Wallace.

    The Board has no nominating committee, as the Board as a whole reviews qualifications and recommends to the stockholders the election of Directors of the Company.

AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION AND OPTION COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                REPORT OF THE COMPENSATION AND OPTION COMMITTEE

    The Board of Directors established the Compensation Committee on October 13, 1993 and gave the Committee final decision-making authority with respect to stock options on March 23, 1994.

    The principal duties of the Compensation and Option Committee are to: (i) establish the executive compensation policies of the Company; (ii) oversee the design and administration of executive officer compensation programs; (iii) approve specific compensation decisions with respect to executive officers; and
(iv) administer stock option programs. The Compensation and Option Committee offers the following report concerning compensation.

    GUIDING PRINCIPLES. The Company applies a consistent philosophy to compensation for all employees, including senior management. In all cases, the Company is committed to maximizing stockholder value and as part of that commitment seeks to align the financial interests of all its employees with those of its stockholders. The Company provides executive compensation that is designed to attract and retain highly qualified and seasoned executive officers from the systems integration industry. To ensure that compensation is competitive, the Company compares its pay practices with those of comparable companies. The Compensation and Option Committee administers an executive compensation program that has been crafted in accordance with these guiding principles. It consists of two elements: annual compensation and long-term stock compensation.

    ANNUAL COMPENSATION. Total annual compensation is comprised of two parts: base salary and annual incentive bonus. Both parts are targeted to provide compensation equivalent to that provided by similar companies. Total compensation also reflects the executive's experience, sustained performance and corporate or operating unit performance. Annual incentive bonuses increase or decrease both with Company and individual performance and with the achievement of annual financial and strategic goals established by the Company.

    LONG-TERM STOCK COMPENSATION. The Company's long-term stock compensation includes stock option programs and stock purchase plans. These programs provide for the retention of key employees as well as the alignment of employees' and stockholders' financial interests since a substantial portion of potential compensation is realized only through increases in stock price.

    CEO COMPENSATION. Generally, the Company compensates its Chief Executive Officer in accordance with the same guiding principles applied to its compensation of other executive officers and employees. In 1998, the Company paid Kenneth C. Kirsch, the Company's Chief Executive Officer, a base salary of $160,000, an incentive cash bonus of $110,080, and granted him an incentive stock option for 18,750 shares of common stock. The incentive cash bonus was based on Mr. Kirsch meeting certain performance objectives. The grant of the incentive stock option was a condition of Mr. Kirsch's employment contract. Per the contract, the incentive stock option was issued at market on February 2, 1998. Mr. Kirsch's 1998 total compensation increased from 1997 largely due to his taking his annual incentive bonus in cash rather than in a combination of cash plus a stock option. The Committee considers the total annual compensation paid to Mr. Kirsch to be appropriate and consistent with the compensation received by similarly performing CEOs in comparable companies within the systems integration industry.

                                          The Compensation and Option Committee

                                          Clifton C. Dutton
                                          Nicholas R. Supron

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the persons serving as the Company's Chief Executive Officer and the next two most highly paid executive officers (the "Named Executive Officers") for each of the three years ended December 31, 1998.

                                                                                                             LONG TERM
                                                           ANNUAL COMPENSATION                          COMPENSATION AWARDS
                                                       ---------------------------                   --------------------------
                                                                                     OTHER ANNUAL     RESTRICTED
                                                                                     COMPENSATION        STOCK       OPTIONS/
NAME AND PRINCIPAL POSITION                   YEAR     SALARY($)  CASH BONUSES ($)      ($) (1)      AWARDS ($)(2)  SARS(#)(3)
------------------------------------------  ---------  ---------  ----------------  ---------------  -------------  -----------
Kenneth C. Kirsch (4).....................       1998    160,000        110,000            4,530              --        18,750
Chairman, President                              1997    160,000         50,000            5,027              --        68,750
Chief Executive Officer                          1996     90,000         30,000               --              --        25,000

Donna J. Guido............................       1998    109,167         21,565               --          21,560         7,500
Vice President,                                  1997     96,417         25,000               --          25,000         7,500
Information Systems                              1996     70,874             --               --              --         9,375

Dorothy M. Cipolla (5)....................       1998     88,026         15,300               --          15,300            --
Chief Financial Officer,                         1997     80,987         10,625               --          10,625         4,500
Treasurer and Secretary                          1996     76,923             --               --              --         7,750

------------------------

(1) Amounts listed under Other Annual Compensation consist of automobile lease payments and life insurance policy premiums.

(2) The restricted stock is subject to forfeiture under certain conditions. Forfeiture provisions lapse gradually over a three-year period. The stock price as reported by the NASDAQ National Market on December 31, 1997 and the NASDAQ SmallCap Market on December 31, 1998. was used to determine the number of shares issued to each employee.

(3) For 1997 includes a non-qualified stock option to purchase 50,000 shares of common stock issued to Mr. Kirsch in 1998 as part of his 1997 incentive bonus, which must be approved by the Company shareholders. See Proposal #2.

(4) Served as Vice President Sales and Marketing from August 14, 1995 to December 12, 1995. Appointed President on December 12, 1995, Chairman of the Board in January 1996, and Chief Executive Officer in April 1996.

(5) Served as Chief Financial Officer and Treasurer since January 1996, Secretary since February 1996.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants during the year ended December 31, 1998 to the Named Executive Officers.

                                                                                                                  POTENTIAL
                                                                    INDIVIDUAL GRANTS                             REALIZABLE
                                                ----------------------------------------------------------     VALUE AT ASSUMED
                                                                 % OF TOTAL                                    ANNUAL RATES OF
                                                 NUMBER OF      OPTIONS/SAR'S                                    STOCK PRICE
                                                SECURITIES       GRANTED TO        EXERCISE                    APPRECIATION FOR
                                                UNDERLYING      EMPLOYEES IN       PRICE PER                   OPTION TERM (3)
                                                  OPTIONS        FISCAL YEAR          PER      EXPIRATION   ----------------------
NAME                                            GRANTED (1)          (2)             SHARE        DATE          5%         10%
----------------------------------------------  -----------  -------------------  -----------  -----------  ----------  ----------
Kenneth C. Kirsch.............................      50,000               41%       $    4.50      2/23/08   $  141,501  $  358,592
Kenneth C. Kirsch.............................      18,750               15%       $    3.13       2/2/08   $   36,849  $   93,383
Donna J. Guido................................       7,500                6%       $    3.00      10/9/09   $   14,150  $   35,859

------------------------

(1) The grant of an option to Mr. Kirsch to purchase 50,000 shares of Common Stock vests immediately and is subject to shareholder approval. See Proposal #2. Mr. Kirsch's option to purchase 18,750 shares of Common Stock vests evenly over three years. Mrs. Guido's option vests evenly over four years. The exercise price for all options was the market price of the Company's Common Stock on the date of grant except for the 50,000 share option which was priced at market ninety days after grant or May 23, 1998.

(2) The Company granted options to purchase 122,660 shares of Common Stock to employees during the year ended December 31, 1998.

(3) The dollar amounts are the result of calculations at assumed rates of appreciation from the exercise price until the expiration date of the options and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    No options were exercised by Named Executive Officers in 1998.

BOARD COMPENSATION

    Non-employee Directors receive $500 per board or committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at meetings. All non-employee Directors also receive a $10,000 annual retainer paid quarterly in arrears. On May 17, 1995, the stockholders approved a non-employee Director stock option plan and amended that plan on May 20, 1998. Pursuant to that plan, each non-employee Director receives an option to purchase 2,500 shares of the Company's Common Stock each January 15(th) with a maximum of 10,000 shares per Director. The option is priced at market on the date of the grant. New Directors receive an option to purchase 2,500 shares of Common Stock on the date of their appointment.

EMPLOYMENT AGREEMENTS

    The Company is party to a three-year employment agreement ("the Agreement") with Mr. Kirsch which expires December 31, 2001. The Agreement provides for Mr. Kirsch to receive an annual base salary of $177,500 in 1999, $187,500 in 2000, and $202,500 in 2001, an incentive bonus of up to 125% of base salary, based upon Mr. Kirsch meeting certain performance objectives established by the Board, health insurance, disability insurance, a car allowance and term life insurance. If the Company terminates the Agreement for reasons other than cause (e.g., the employee's death or disability, willful misconduct, or fraud, or upon Mr. Kirsch's continued failure to perform his duties as set forth in the Agreement), or if the

Company gives Mr. Kirsch cause to resign (e.g., assignment of duties inconsistent with his position, non-payment of salary, moving his place of employment more than 60 miles from Providence, Rhode Island or change of control not approved by the Board of Directors), Mr. Kirsch is entitled to receive severance. The severance Mr. Kirsch may receive is his annual base salary for the duration of the contract plus any incentive bonus earned for the last year that he was employed by the Company. If the Company does not offer Mr. Kirsch a new employment agreement with at least as favorable terms as those contained in the Agreement, he is also entitled to receive severance. The Agreement further provides that Mr. Kirsch may not compete with the Company for a period of one year following the termination of his employment, or longer depending on the nature and timing of the termination.

CERTAIN BUSINESS RELATIONSHIPS

    None.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's Executive Officers and Directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% stockholders were satisfied, except one report was filed late by Kenneth C. Kirsch, Chairman, president and CEO, regarding the grant of one option to purchase the Company's Common Stock.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

    The Company's outstanding voting securities consist of its Common Stock and Convertible Preferred Stock, which vote together as a single class on most matters. The following table sets forth certain information, as of December 31, 1998, concerning beneficial ownership of the Company's voting securities by (i) each person who is known by the Company to be the beneficial owner of more than 5% of such voting securities, (ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the voting securities listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable and the information contained in the footnotes to the table below.

*   Less than one percent

                                                     CONVERTIBLE                      SHARES        TOTAL
                                                      PREFERRED                        UNDER       SHARES
                                                  STOCK BENEFICIALLY     SHARES     EXERCIABLE   BENEFICIALLY   PERCENTAGE OF
NAME OF BENEFICIAL OWNER                              OWNED (1)         OWNED (1)   OPTIONS (1)   OWNED (1)     VOTING STOCK
-----------------------------------------------  --------------------  -----------  -----------  -----------  -----------------
Saugatuck Capital Co. Limited III..............          714,286(2)            --           --      178,572              19%
One Canterbury Green
Stamford, CT 06901

Ralph A. Cote..................................               --               --        5,000        5,000           *
475 Kilvert Street
Warwick, RI 02886

Clifton C. Dutton (3)..........................               --               --        6,250        6,250           *
2006 Nooseneck Hill Road
Coventry, RI 02816

Nicholas R. Supron.............................               --               --        7,500        7,500           *
20 Fore Royal Court
Jamestown, RI 02835

Kenneth C. Kirsch (4) (5)......................               --           32,135       77,083      109,218              11%

Donna Guido (4) (5)............................               --           14,850        9,375       24,225               3%

Samara H. Navarro (4)..........................               --               --           --           --               *

Dorothy M. Cipolla (4) (5).....................               --            7,708        7,500       15,208               2%

Executive Officers and Directors Group (7                     --           54,693      112,708      167,401              16%
  persons).....................................

------------------------

(1) Includes shares issuable upon the exercise of options that were exercisable as of December 31, 1998 or became exercisable within 60 days of that date. The Convertible Preferred Stock converts each four shares into one share of Common Stock.

(2) Constitutes 100% of the issued and outstanding convertible preferred stock.

(3) Mr. Dutton resigned from the Board on March 31, 1999. This table does not include Mr. Peter C. Wallace as he joined the Board on April 1, 1999.

(4) The business address of Mr. Kirsch, Mrs. Guido, Mrs. Navarro and Mrs. Cipolla is 475 Kilvert Street, Warwick, Rhode Island 02886.

(5) These shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person individually and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. It excludes shares issuable upon the exercise of stock options that are not currently vested but will vest over a three-year period through 2001. The excluded shares are as follows: Mr. Kirsch--35,417, Mrs. Guido--15,000 and Mrs. Cipolla--4,750.

                   BACKGROUND OF OFFICERS OTHER THAN NOMINEES

    DONNA J. GUIDO, Vice President Information Systems. Mrs. Guido, 43, joined the Company in 1986 as a Consultant, later to become a Lead Systems Consultant and a Senior Systems Consultant. Ms. Guido is well known nationally for her work in human service systems development. She has led numerous projects for the Company, including the development of a model child welfare system, a child care system for the State of Louisiana, a children's immunization tracking system for the RI Department of Health and, most recently, was Project Director for the Company's child welfare systems development effort for the State of Maine. Prior to joining the Company, from 1982 to 1986, Mrs. Guido was a project manager at Blue Cross of Rhode Island.

    DOROTHY M. CIPOLLA, Chief Financial Officer, Treasurer and Secretary. Mrs. Cipolla, 43, joined the Company in 1994 as its Controller and became Chief Financial Officer in January 1996. Prior to joining Network Six, Mrs. Cipolla was a consultant at Ernst and Whinney, a project manager for Kendall Company and a controller at each of Garelick Farms and Bird Machine Company. Mrs. Cipolla is a Certified Public Accountant.

    SAMARA H. NAVARRO, DBA, Vice President, Governmental Services. Dr. Navarro, 42, joined the Company in January 1999. She was most recently Deputy Secretary, Department of Children and Families, State of Florida, a position she held for three years. Earlier, she was Inspector General, Department of Children and Families, State of Florida and Inspector General, Department of Banking and Finance, State of Florida. Dr. Navarro had also been a consultant with Deloitte & Touche LLP.

                               PERFORMANCE GRAPH

    The following graph demonstrates the cumulative total return to stockholders of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market (US) and the NASDAQ Computer and Data Processing Services Stocks Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      NASDAQ TOTAL      NASDAQ

                       Return Index          Total
                         for Nasdaq         Return
                         Computer &          Index
                               Data        for The
                         Processing         Nasdaq
             Network       Services          Stock
           Six, Inc.         Stocks    Market (US)
12/31/93     $100.00        $100.00        $100.00
12/31/94      $80.77        $121.40         $97.75
12/30/95      $24.04        $184.88        $138.23
12/29/96       $1.56        $228.33        $170.04
12/31/97       $5.53        $280.36        $208.75
12/31/98       $7.33        $502.03        $292.94

                                   PROPOSAL 2
                   GRANT OF OPTION TO PURCHASE 50,000 SHARES

    The second proposal for stockholder consideration is the approval of the grant of an option to purchase 50,000 shares of the Company's common stock to Mr. Kenneth C. Kirsch, the Company's Chairman, President and Chief Executive Officer. The Board of Directors issued this option to Mr. Kirsch on February 23, 1998 as a portion of his 1997 compensation. The option, which vested upon grant, has an exercise price of $4.50 per share, which was the closing price of the Company's common stock as reported by the NASDAQ National Market on May 23, 1998.

    The Board of Directors believes that stock options, particularly when granted to the Company's executive officers, are critical in motivating and rewarding the creation of long-term stockholder value. All stock option awards granted by the Company to employees and Directors have been made with option exercise prices equal to the fair market value of the underlying stock at the time of grant so that holders benefit from such options only when and to the extent the stock price increases after the option grant. However, the Company has permitted executive officers to purchase restricted stock at a discount from fair market value.

    When the Board of Directors granted the option for 50,000 shares to Mr. Kirsch it had noted the improved performance of the Company in 1997 over 1996 as well as Mr. Kirsch's expanded duties and responsibilities. The Compensation and Option Committee of the Board of Directors reported to the stockholders in April 1998 that it considered all compensation provided to Mr. Kirsch, including the option to purchase 50,000 shares, to be appropriate and consistent with the compensation received by similarly situated chief executive officers.

    The affirmative vote of the majority of the shares of the Company's common stock present or represented and entitled to vote at the Annual Meeting is required for approval of the option granted to Mr. Kirsch. The choice was offered to Mr. Kirsch to receive an option or cash equivalent, which the Board of Directors determined, was $50,000. Mr. Kirsch choose to receive the option. Should this Proposal #2 not be approved, the Board of Directors intends to permit Mr. Kirsch to receive the $50,000 originally offered.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE GRANT OF THE OPTION TO MR. KIRSCH TO PURCHASE 50,000 SHARES OF THE COMPANY'S COMMON STOCK.

                         STOCKHOLDER PROPOSALS FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

    Any stockholder who wishes to present a proposal for consideration at the Company's Annual Meeting of Stockholders to be held in 2000 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the Company's 2000 Annual Meeting, the stockholder must submit such proposal in writing to the Company so that it is received not later than December 21, 1999. Such proposals should be addressed to: Secretary, Network Six, Inc., 475 Kilvert Street, Warwick, Rhode Island, 02886.

                                 OTHER MATTERS

    The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such other matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the Meeting.

    A copy of the Company's 1998 Annual Report to Stockholders is being mailed with this Proxy Statement. Additional copies of the Annual Report and the Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying proxy may be obtained from the Company.

    A list of stockholders of record entitled to be present and vote at the Meeting will be available at the offices of the Company, 475 Kilvert Street, Warwick, Rhode Island 02886, for inspection by the stockholders during regular business hours from April 15, 1999 to the date of the Meeting and will be available during the Meeting for inspection by stockholders who are present.

    In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the proxy will not prevent your attending the Meeting and voting in person, should you so desire.

                                          By Order of the Board of Directors,

                                          Kenneth C. Kirsch
                                          Chairman, President and Chief
                                          Executive Officer

April 15, 1999

                 (This page has been left blank intentionally.)

                 (This page has been left blank intentionally.)

       PLEASE MARK VOTES
/X/

       AS IN THIS EXAMPLE

                                                         With-         For All
                                            For          hold          Except
                                            For         Against        Abstain
1. To elect the following Directors of
   the
3. To consider and act upon any other
   Company: matters which may properly
   come before the meeting or any
   adjournment                                 / /           / /            / /
              KENNETH C. KIRSCH, NICHOLAS R. SUPRON, RALPH O. COTE
  thereof.                                     / /           / /            / /
                              AND PETER C. WALLACE
  RECORD DATE SHARES:
If you do not wish your shares voted "For" a particular nominee, mark the "For
  All Except" box, and strike a line through the nominee(s)
  Please be sure to sign and date this                                     Date
  name. Proxy.

                                            For         Against        Abstain
2. To approve the grant of a stock
   option
  issued to Kenneth C. Kirsch.                 / /           / /            / /

  Stockholder sign here            Co-owner sign here
  Mark box at right if comments or address change have been noted
   on the reverse side of this card.                                        / /

DETACH CARD

                               NETWORK SIX, INC.

Dear stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 19, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Kenneth C. Kirsch
Network Six, Inc.

                               NETWORK SIX, INC.
                      475 KILVERT STREET WARWICK, RI 02886
                                 (401) 732-9000
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1999

KNOW ALL MEN BY THESE PRESENTS, That I (we) the undersigned stockholder(s) in NETWORK SIX, INC., do hereby appoint Kenneth C. Kirsch, Dorothy M. Cipolla and Dana H. Gaebe, or any one of them, my (our) true and lawful Attorneys, with the power of substitution for me (us) and in my (our) name, to vote at the meeting of the stockholders of said Network Six, to be held at 3:00 p.m. local time on May 19, 1999 at the Radisson Airport Hotel, 2081 Post Road, Warwick, Rhode Island for the purposes listed on the reverse.

The Board of Directors has fixed the close of business April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof.

If you are unable to attend the meeting, you are requested to complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented.

   PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                    ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

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